UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 27, 2022
Amalgamated Financial Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-40136	85-2757101
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
275 Seventh Avenue, New York, New York 10001
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (212) 895-8988
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AMAL	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 8, 2022, the Board of Directors (the “Board”) of Amalgamated Financial Corp. (the “Company”) agreed to temporarily decrease the size of the Board from thirteen to twelve Directors at the annual meeting of the Stockholders of the Company held on April 27, 2022 (the "2022 Annual Meeting") until the earlier to occur of (i) the identification of a new Director, and (ii) the six-month anniversary of the 2022 Annual Meeting at which point the size of the Board would increase to 13.

Effective July 27, 2022, the Board of the Company increased the size of the Board from twelve to thirteen members and elected Meredith Miller to fill the vacancy and serve on the Board until the next annual meeting of stockholders or until her successor is duly elected and qualified. Ms. Miller was also elected as a member of the Board of Directors of Amalgamated Bank, the Company’s wholly-owned banking subsidiary. Ms. Miller will serve on the Governance and Nominating Committee, the Compensation and Human Resources Committee, and the Enterprise Risk Oversight Committee of the Board.

Meredith Miller brings an extensive background in corporate governance and sustainable investment leadership with considerable board and management experience. Currently serving as Managing Member of Corporate Governance and Sustainable Strategies LLC, Ms. Miller provides consulting services in ESG business strategies and impact, human capital management, sustainability, stakeholder, public policy strategies and compensation. Previously, she served as Chief Corporate Governance Officer for the UAW Retiree Medical Benefits Trust from 2010 to 2021. In that role she covered over 600,000 participants with $62 billion in assets under management. Ms. Miller also has 27 years of experience in health and pension benefits as well as policy making through her roles as Assistant Treasurer for Policy at the Office of Connecticut State Treasurer (1999-2010), Deputy Assistant Secretary and Acting Assistant Secretary for the Pension and Benefits Welfare Administration at the U.S. Department of Labor (1993-1999), Assistant Director for the American Federation of Labor and Congress of Industrial Organization (1988-1993), and Assistant Director of Research for SEIU. Ms. Miller has been a Member of the Investment Integration Project Advisory Council since 2021, has been a Member Global Reporting Initiative since 2018 and is on their Supervisory Board, and has been a director of the Washtenaw Community College Foundation Board since June of 2022. Ms. Miller’s background in investment management, ESG business strategies, and asset management qualify her to serve on our Board of Directors.

Ms. Miller will participate in the current director compensation arrangements generally applicable to the Company’s non-employee directors, pro-rated to reflect the actual time Ms. Miller will serve on the Company’s Board in fiscal year 2022, as described under "Anticipated Changes in Compensation of Directors for Fiscal Year 2022" in the Company's Proxy Statement for its 2022 Annual Meeting of Stockholders filed with the U.S. Securities and Exchange Commission ("SEC") on March 22, 2022.
There are no arrangements or understandings between Ms. Miller and any other person pursuant to which she was selected as a director, and there are no transactions related to the Company in which Ms. Miller has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01.      Regulation FD Disclosure.

On July 27, 2022, the Company issued a press release announcing Ms. Meredith Miller's appointment to the Board. The Company also announced that the Board has declared a quarterly dividend of $0.10 per share payable on August 29, 2022 to stockholders of record on August 10, 2022. A copy of each press release is furnished as Exhibit 99.1 and 99.2, respectively to this Current Report Form 8-K and is incorporated by reference herein.

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated July 27, 2022.
99.2	Press Release dated July 27, 2022.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMALGAMATED FINANCIAL CORP.

	By:	/s/ Priscilla Sims Brown
	Name:	Priscilla Sims Brown
	Title:	President and Chief Executive Officer

Date: July 27, 2022

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